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                                                                          EX-3.2


                                    BYLAWS

                                      OF

                             PAGE BANKSHARES, INC.



                                   ARTICLE I

                            Stockholders' Meetings

         The annual meeting of the stockholders of the corporation shall be held annually on a date to be fixed by the Board of Directors (beginning in 1985). If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday. Notice of the annual meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the corporation.

         All meetings of the stockholders shall be held at the time and place stated in the notice of the meeting. Meetings of the stockholders shall be held whenever called by the President, by a majority of the Directors or by stockholders holding at least 1/10 of the number of shares of capital stock entitled to vote then outstanding. Notice of such meetings shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the corporation. The holders of a majority of the outstanding shares of capital stock entitled to vote shall constitute a quorum at any meeting of the stockholders. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required. Each stockholder shall be entitled to one vote in person or by proxy for each share entitled to vote then outstanding in his name on the books of the corporation.

         The transfer books for shares of capital stock of the corporation may be closed by order of the Board of Directors for not exceeding 50 days for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof or entitled to receive payment of any dividend or in order to make a determination of stock holders for any other purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than fifty days preceding the date on which the particular action requiring such determination of the stockholders is to be taken.

         The Chairman of the Board, if there be one, shall preside over all meetings of the stockholders. If he is not present, or there is none in office, the President shall preside. If neither the Chairman of the Board nor the President is present, a Vice President shall preside, or, if none be present, a Chairman shall be elected by the meeting. The Secretary of the corporation shall act as Secretary of all the meetings, if he be present. If he is not present, the Chairman shall appoint a Secretary of the meeting. The Chairman of the meeting may appoint one or more inspectors of the election to determine the qualification of voters, the validity of proxies and the results of ballots.
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                                  ARTICLE II

                              Board of Directors

         The number of the Directors shall be nine. This number may be increased or decreased at any time by amendment of these Bylaws, but shall always be a number of not less than three. Directors must be stockholders. A majority of the Directors shall constitute a quorum. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.

         The Directors shall be divided into three classes, and each class shall consist of three Directors, so long as the Bylaws provide that the number of Directors shall be nine, and if the same be amended, then each class is to be as nearly equal in number as possible. The term of office of Directors of the first class shall expire at the first annual meeting of stockholders, and the three vacancies in this class of Directors shall then be filled by an election of those Directors at the first annual meeting of stockholders, and the Directors of this class shall serve for a term of three years thereafter; the term of office of Directors of the second class shall expire at the second annual meeting of stockholders, and the three vacancies in this class of Directors shall then be filled by an election of those Directors at the second annual meetings of stockholders, and the Directors of this class shall serve for a term of three years thereafter; and the term of office of Directors of the third class shall expire at the third annual meeting of stockholders, and the vacancies in this third class of Directors shall be filled by an election of Directors to this class by the stockholders at the third annual meeting, and the Directors of this class shall also serve for a term of three years.

         Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder, however, nominations, other than those made by the Board of Directors, shall be in writing, and shall be delivered or mailed to the President of the corporation, not less than seven days prior to any meeting of shareholders called for the election of Directors. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee;
(b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of the corporation that will be voted for each proposed nominee;
(d) the name and residence address of the notifying shareholder; and (e) the number of shares of stock of the corporation owned by the notifying shareholder.

         Nominations not made in accordance herewith may, in the discretion of the Chairperson of the meeting, be disregarded by such Chairperson, and upon the Chairperson's instruction, all votes cast for such nominee may be disregarded at the meeting.

         The election of any class of Directors taking place at any annual meeting of stockholders shall be by a plurality of the ballot cast by the stockholders voting in person or by proxy.

         Any vacancy arising among the Directors, including a vacancy resulting from an increase by not more than two in the number of Directors, may be filled by the remaining Directors unless sooner filled by the stockholders in meeting.

         Meetings of the Board of Directors, including a vacancy resulting from an increase by not more than two in the number of Directors, may be filled by the remaining Directors unless sooner filled by the stockholders in meeting.

         Meetings of the Board of Directors shall be held at times fixed by resolution of the Board or upon the call of the President or of a majority of the members of the Board. Notice of any meeting not held at a time fixed by a resolution of the Board shall be given at least two days before the meeting at his residence
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or business address or by delivering such notice to him or by telephoning or telegraphing it to him at least one day before the meeting. Any such notice shall contain the time and place of the meeting. Meetings may be held without notice if all of the Directors are present or those not present waive notice before or after the meeting.

                                  ARTICLE III

                                  Committees

         The Board of Directors may designate by resolution adopted by a majority of all the Directors two or more of the Directors to constitute an Executive Committee. The Executive Committee, when the Board of Directors is not in session, may to the extent permitted by law exercise all of the powers of the Directors and authorize the seal of the corporation to be affixed as required. The Executive Committee may make rules for the holding and conducting of its meetings, the notice thereof required and the keeping of its records.

         Other committees, consisting of two or more Directors, may be designated by a resolution adopted by a majority of the Directors present at a meeting at which a quorum is present and shall have the powers and authority of the Board of Directors to the extent specified in the resolution of appointment and not prohibited by law.

                                  ARTICLE IV

                                   Officers

         The Board of Directors, promptly after such annual meeting and election of that year's class of Directors, shall elect a President, (who shall be one of the Directors), and a Secretary and may elect a Chairman of the Board, one or more Vice Presidents and a Treasurer and may appoint such other officers as it may deem proper. Any officer may hold more than one office except that the same person shall not be President and Secretary. The term of office shall be until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until their respective successors are elected) but any officer may be removed at any time by the vote of the Board of Directors. Vacancies among the officers shall be filled by the Directors. The officers of the corporation shall have such duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be delegated to them by the Board of Directors.

                                   ARTICLE V

                             Certificate of Stock

         Each stockholder shall be entitled to a certificate or certificates of stock in such form as may be approved by the Board of Directors signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or any Assistant Treasurer.

         All transfers of stock of the corporation shall be made upon its books by surrender of the certificate for the shares transferred accompanied by an assignment in writing by the holder and may be accomplished either by the holder in person or by a duly authorized attorney in fact.

         In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms not in conflict with law as the Board of Directors may prescribe.
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         The Board of Directors may also appoint one or more Transfer Agents and
Registrars and may require stock certificates to be countersigned by a Transfer Agent or registered by a Registrar or may require stock certificates to be both countersigned by a Transfer Agent and Registered by a Registrar. If certificates of capital stock of the corporation are signed by a Transfer Agent or by a Registrar (other than the corporation itself or one of its employees), the signature thereon of the officers of the corporation and the seal of the corporation thereon may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporations.

                                  ARTICLE VI

                                     Seal

         The seal of the corporation shall be a flat-faced circular die, of which there may be any number of counterparts, with the word "SEAL" and the name of the corporation engraved thereon.

                                  ARTICLE VII

                             Voting of Stock Held

         Unless otherwise provided by a vote of the Board of Directors, the President or any Vice President may appoint attorneys to vote any stock in any other corporation owned by this corporation or may attend any meeting of the holders of stock of such corporation and vote such shares in person.

                           RESOLUTION ADOPTED BY THE
                             BOARD OF DIRECTORS OF
                             PAGE BANKSHARES, INC.
                       ON JUNE 8,1999 WITHOUT A MEETING

         RESOLVED, that Article I of the By-Laws of the corporation be amended as follows: the first and second sentences of paragraph three on page 2 shall be deleted and the replaced with

         The president of the corporation shall preside over all meetings of the stockholders. If he/she is not present or if there is none in office or he/she request so request, then the chair of the board shall preside.

         The foregoing resolution was unanimously adopted by all the directors of Page Bankshares, Inc, without a meeting on June 8, 1999, as evidenced by their signature at the foot of this resolution.

THOMAS ROSAZZA, DIRECTOR                    ROBERT LONG, DIRECTOR
------------------------                    ---------------------
Thomas Rosazza, Director                    Robert Long, Director


LOUIS BOSLEY, DIRECTOR                      KYLE MILLER, DIRECTOR
----------------------                      ---------------------
Louis Bosley, Director                      Kyle Miller, Director
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PAT BAKER, DIRECTOR                         MARK N. REED, DIRECTOR
-------------------                         ----------------------
Pat Baker, Director                         Mark N. Reed, Director

HARRY LOUDERBACK, DIRECTOR                  DAVID SLYE, DIRECTOR
--------------------------                  --------------------
Harry Louderback, Director                  David Slye, Director

E. POWELL MARKOWITZ, DIRECTOR
-----------------------------               --------------------
E. Powell Markowitz, Director